Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-25277, 333-40307, 333-32318, 333-41384, 333-53776, 333-57378, 333-73982, 333-100837, 333-109627, 333-113200, 333-119640, 333-125448, 333-128098, 333-133564, 333-138337, 333-139835, 333-147034, 333-149375, 333-154867, 333-162696, 333-167619, 333-170089, 333-172081, 333-178213, 333-184259, 333-185216, 333-186967, 333-192564, 333-200586, 333-208309, 333-209570, 333-214886, 333-219061, 333-220230, 333-221809, 333-228464, 333-232187, 333-234762 and 333-248480 on Form S-8 and Registration Statement Nos. 333-26163, 333-41386 and 333-253726 on Form S-3 of our reports dated June 21, 2021, relating to the consolidated financial statements of NetApp, Inc. and subsidiaries, and the effectiveness of NetApp, Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended April 30, 2021.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

June 21, 2021